UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 23, 2019

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

3980 Premier Drive, Suite 310 High Point, NC 27265 (Address of principal executive offices)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2019, vTv Therapeutics Inc. (the “Company”), entered into a letter agreement (the “December 2019 Letter Agreement”), with MacAndrews & Forbes Group LLC (the “Investor”), for the Investor’s commitment to purchase, at the Company’s option, exercisable on demand during a one-year period after the date of the Letter Agreement (the “Investment Period”), the Company’s Class A common stock, par value $0.01 per share (“Common Stock”) at a per share price of $1.60, which is equal to the closing price of the Common Stock for the trading day prior to the date of the December 2019 Letter Agreement.   The December 2019 Letter Agreement also permits the Investor to exercise an option to purchase Common Stock at the same price up to three times during the Investment Period.  The aggregate amount of Common Stock that may be purchased by the Investor (whether at its or the Company’s option) pursuant to the December 2019 Letter Agreement is limited to $10.0 million.

In consideration for the commitment of the Investor under the December 2019 Letter Agreement, the Investor will receive warrants (the “Warrants”) to purchase 365,472 shares of the Company’s Common Stock, exercisable at a price of $1.84, which is 115% of the option price under the December 2019 Letter Agreement.  The Warrants will be exercisable until December 23, 2026.

The obligation of the Investor to fund and the obligation of the Company to issue shares under the December 2019 Letter Agreement is subject to the execution of mutually acceptable definitive documentation at the time of a request for funding.

As of December 23, 2019, subsidiaries and affiliates of the Investor held 23,084,267 shares of the Company’s Class B Common Stock and 30,356,212 shares of the Company’s Class A Common Stock. As a result, the Investor’s holdings represent approximately 83.5% of the combined voting power of the Company’s outstanding common stock.  One of the Company’s directors, Paul G. Savas, is also an employee of the Investor.  The transactions described above were approved in accordance with the Company’s Related Person Transactions Policy.

The descriptions of the December 2019 Letter Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the December 2019 Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above and referenced under Item 1.01 that relates to the creation of an off-balance sheet financial obligation of the Company is hereby incorporated by reference into this Item 2.03 of this report.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 which is incorporated herein by reference.  The Common Stock and Warrants to be issued to the Investor pursuant to the December 2019 Letter Agreement will be issued in reliance upon an exemption provided by Regulation D under the Securities Act of 1933.

The foregoing disclosure regarding the December 2019 Letter Agreement is qualified in its entirety by reference to the December 2019 Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Rudy C. Howard
Name:	Rudy C. Howard
Title:	Chief Financial Officer

Dated: December 23, 2019